SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

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                           Filed by the Registrant |_|

Filed by a Party other than the Registrant |X|

Check the appropriate box:
|_|   Preliminary Proxy Statement
|_|   Confidential, For Use of the Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

|_|   Definitive Proxy Statement
|X|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule 14a-12

                          United Investors Realty Trust
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                (Name of Registrant as Specified in Its Charter)

                   The Committee to Restore Shareholder Value
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    (Name of Person( ) Filing Proxy Statement, if Other Than the Registrant)

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Payment of Filing Fee (Check the appropriate box):
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      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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                    PLEASE VOTE YOUR GREEN PROXY CARD TODAY!

May 2, 2001

Dear Fellow United Investor Realty Trust Shareholder:

Enclosed is proxy material related to United Investors Realty Trust and solicited on behalf of The Committee To Restore Shareholder Value (the "Committee"). Members of the Committee own more than 722,000 shares of common stock of United Investors Realty Trust ("UIRT"), representing more than 8.3% of the outstanding shares, which makes our group one of UIRT's largest shareholders.

After you carefully read the enclosed proxy material, WE URGE YOU TO VOTE FOR TWO VERY IMPORTANT PROPOSALS ON THE ENCLOSED GREEN PROXY CARD TODAY - OUR SLATE OF TRUST MANAGERS AND AN AMENDMENT TO THE BY-LAWS!

               WE BELIEVE UIRT'S PERFORMANCE HAS BEEN DISASTROUS,
        MANAGEMENT FEES ARE TOO HIGH, AND WE NEED A CHANGE IN LEADERSHIP

We believe that UIRT has been badly mismanaged, as reflected in its stock price, reduced dividends and performance of the company. It is our belief that management fees are excessive and unconscionable- a situation we believe exists because Robert Scharar, Chairman of the Board of Trust Managers, is also the principal shareholder and CEO of FCA Corp. ("FCA"), the management company for UIRT benefiting from those excessive fees at shareholder expense. Fees paid by UIRT to FCA have grown significantly from $312,000 in 1997, to $794,043 in 1998, to $1,207,189 in 1999, and to $1,160,477 in 2000, representing an increase in FCA's fees of 371% from 1997 to 2000. Meanwhile, UIRT's stock price has significantly declined. We believe that this decline is, in part, attributable to excessive management fees and UIRT's poor management.

           CONSIDER MANAGEMENT'S TRACK RECORD AND DECIDE FOR YOURSELF!

On March 10, 1998, after its first day of trading upon the commencement of UIRT's initial public offering, UIRT common stock closed at $9.75 per share. The poor financial performance of UIRT since the initial public offering has caused the stock price to decline considerably and to be traded to date during the calendar year of 2001 for between $4.1875 and $5.72 per share. In fact, on April 30, 2001, the day preceding the filing of the Proxy Statement, the share price closed at $5.55.

Not only have dividends recently been reduced by almost 40%, but according to UIRT's most recently filed Annual Report, dividends are being supported through sales of


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assets. Rather than reduce FCA's management fees which bear no relation to the benefit derived by UIRT, and rather than reduce administrative expenses which over the last few years have grown at a rate greater than revenues, the existing Trust Managers have apparently determined to use proceeds from the sale of assets, as opposed to earnings, to pay dividends.

Under existing management, UIRT's overhead costs, as a percentage of revenues, are nearly twice that of similar equity REITs. We believe that management fees and administrative expenses need to be brought in line with those of similar REITs, and that UIRT should be operated or sold for the benefit of its shareholders. We believe that with the election of our Trust Manager nominees, there is an opportunity to restore value to all shareholders.

                   ELECT OUR TRUST MANAGERS WHO ARE COMMITTED
                         TO ENHANCING SHAREHOLDER VALUE.

As significant shareholders, we believe that our interests are aligned with yours. We believe that the current Trust Managers have not effectively supervised the management of UIRT or did what they could to increase shareholder value. For this reason, we feel it is necessary to run an opposing slate of Trust Manager Nominees and to amend Section 3.3 of UIRT's by-laws.

            VOTE TO AMEND THE BY-LAWS AND TO LEVEL THE PLAYING FIELD

Section 3.3 of the By-Laws sets forth the required vote of shareholders needed to elect Trust Managers. The provision sets forth what the Committee believes to be an onerous standard for the election of Trust Manager nominees who have never been elected, and a liberal relaxed standard, which can be as much as 50% lower, for the election of Trust Managers who have been previously elected. The Committee's proposed by-law amendment attempts to level the playing field and eliminate what the Committee believes to be an entrenching provision by setting the same threshold for the election of all Trust Manager nominees, and eliminating the existing provision which favors nominees that have been previously elected.

We endorse for election our nominees for Trust Managers. We believe our nominees, whose goal is to maximize the value that all shareholders will realize from their investments, will use their significant real estate and business experience to maximize the performance of UIRT's real estate investments and other assets; implement a coherent business plan designed to return UIRT to profitability; and reduce UIRT's management fees and administrative expenses.

                     LET'S RESTORE VALUE TO ALL SHAREHOLDERS

If you have any questions or require additional information, please call MacKenzie Partners, Inc. at (800) 322-2885 (toll free). Also, please visit our website at www.UIRTshareholders.com. Thank you for your support.


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              YOUR VOTE IS IMPORTANT. DON'T DELAY - VOTE "FOR" BOTH
                PROPOSALS ON THE ENCLOSED GREEN PROXY CARD TODAY!

                  Very truly yours,

                  THE COMMITTEE TO RESTORE SHAREHOLDER VALUE


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